DeJoya Griffith & Company, LLC
Certified Public Accountants & Consultants

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of Bibb Corporation on Form SB-2 of our Auditors’ Report, dated February 9, 2007, on the balance sheet of Bibb Corporation as of December 31, 2006 and 2005 and the related statement of income and accumulated deficit from July 22, 2002 (Inception) to December 31, 2006 and 2005, changes in stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005.

/s/ DeJoya Griffith & Company, LLC

By: DeJoya Griffith & Company, LLC

August 2, 2007
Henderson, Nevada